UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 23, 2019

Lonestar Resources US Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
111 Boland Street, Suite 301
Fort Worth, Texas 76107
(Address of principal executive office) (Zip Code)
(817) 921-1889
(Registrants’ telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2019, the Board of Directors (the "Board") of Lonestar Resources US Inc. (the "Company") approved the amendment (the "Plan Amendment") of the Company’s Amended and Restated 2016 Incentive Plan (the "Plan"), subject to and effective upon stockholder approval. At the Company’s 2019 Annual Meeting of Stockholders, held on May 23, 2019 (the "2019 Annual Meeting"), stockholders approved the Plan Amendment. The Plan Amendment (i) increases the number of shares of common stock available for issuance under the Plan by 800,000 shares, from 3,000,000 shares to 3,800,000 shares, (ii) provides that on January 1 of each year, beginning with January 1, 2020 and ending with January 1, 2024, the number of shares available for issuance under the Plan will automatically be increased by either (A) a number of shares equal to 3% of the total number of shares of our Class A Voting Common Stock outstanding on an as-converted basis as of the end of the immediately preceding calendar year, or (B) a lesser amount as may be determined by the Board or a committee thereof and (iii) extends the term of the Plan until the five year anniversary of the date the Plan Amendment was approved by the Board.

The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, as amended, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2019 Annual Meeting held on May 23, 2019, a total of 20,260,640 shares of the Company’s Class A Voting Common Stock were present in person or represented by proxy, representing approximately 81.8 percent of the Company’s outstanding Class A Voting Common Stock as of the March 29, 2019 record date. There were also 93,849 shares of Series A-1 Preferred Stock represented at the meeting, representing 100 percent of the Company’s outstanding Series A-1 Preferred Stock as of the record date, voting on an as-converted basis on all matters before the 2019 Annual Meeting, resulting in an aggregate of 40,415,143 shares of Class A Common Stock entitled to vote at the 2019 Annual Meeting. The following are the voting results for the proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 9, 2019.

Proposal 1 - Election of the Company’s directors to serve until the 2020 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified.

NOMINEE	Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
Frank D. Bracken, III	30,935,238	944,545	2,626	4,019,731
Henry B. Ellis	31,132,478	746,887	3,044	4,019,731
Daniel R. Lockwood	30,940,189	938,861	3,359	4,019,731
Matthew B. Ockwood	30,940,459	938,891	3,059	4,019,731
Stephen H. Oglesby	31,152,240	727,125	3,044	4,019,731
Phillip Z. Pace	27,276,113	4,602,837	3,459	4,019,731
John H. Pinkerton	27,421,493	4,457,799	3,117	4,019,731
Randy L. Wolsey	28,046,331	3,832,719	3,359	4,019,731

Proposal 2 - Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Votes FOR	Votes AGAINST	Votes ABSTAINED
35,757,995	141,535	2,610

Proposal 3 - Amendment of the Company’s Amended and Restated 2016 Incentive Plan to increase the number of shares available for issuance under such plan, provide for further annual automatic increases in the number of shares available for issuance, and extend the term of such plan.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
25,135,116	6,741,036	6,257	4,019,731

Based on the foregoing votes, Frank D. Bracken, III, Henry B. Ellis, Daniel R. Lockwood, Matthew B. Ockwood, Stephen H. Oglesby, Philip Z. Pace, John H. Pinkerton and Randy L. Wolsey were elected as directors, and Proposals 2 and 3 were approved.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Lonestar Resources US Inc. Amended and Restated 2016 Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lonestar Resources US Inc.

Dated: May 28, 2019	By:	/s/ Gregory R. Packer
	Name:	Gregory R. Packer
	Title:	Vice President, General Counsel & Corporate Secretary

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